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                                 [Letterhead]


Board of Directors and Stockholders
Houston InterWeb Design, Inc.



We hereby consent to the incorporation of our audited financial statements dated September 8, 1998, into Houston InterWeb Design, Inc.'s Form SB-2 Registration Statement dated November 24, 1998.


MANN FRANKFORT STEIN & LIPP, P.C.



Houston, Texas
November 24, 1998